Exhibit 99.1

Envivio Reports Third Quarter Fiscal 2015 Financial Results

SOUTH SAN FRANCISCO, Calif., December 1, 2014 — Envivio (Nasdaq:ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the third quarter of fiscal year 2015 ended October 31, 2014.

Financial Highlights

•	Revenue for the third quarter of fiscal 2015 was $9.0 million, compared to $11.5 million in the second quarter of fiscal 2015 and $11.7 million in the third quarter of fiscal 2014.

•	GAAP net loss for the third quarter of fiscal 2015 was $5.4 million, or $0.20 per share, compared to a net loss of $4.1 million, or $0.15 per share, in the second quarter of fiscal 2015 and net loss of $2.9 million, or $0.11 per share, in the third quarter of fiscal 2014.

•	Non-GAAP net loss for the third quarter of fiscal 2015 was $4.1 million, or $0.15 per share, compared to net loss of $3.5 million, or $0.13 per share, in the second quarter of fiscal 2015 and net loss of $2.3 million, or $0.08 per share, in the third quarter of fiscal 2014.

“Our results were negatively impacted by softening macro-economic conditions within EMEA, and customer consolidation in the U.S., delaying certain projects. Despite our disappointing financial results, we are encouraged with the continued positive reception of our product offerings by our customers, as evidenced by our significant wins of U.S. Tier 1 service providers in the quarter. These wins are laying a foundation for future growth and are a testament to the strength of our technology and comprehensive solutions,” said Julien Signès, Founder and CEO of Envivio.

“With consolidation in our customer base constraining industry-wide capital expenditures; we are taking action to reduce our expenses without diminishing our capacity to develop innovative market leading technologies,” added Signès.

As of October 31, 2014, Envivio had cash and cash equivalents of $37.9 million, compared to $42.1 million at the end of the prior quarter.

Q3 Business and Product Highlights

•	Tier 1 Operator Revenue – A U.S. tier one multi-screen operator placed a purchase order for Envivio products and services, which represented more than 10% of third quarter revenue.

•	New customers – Envivio added three new customers to its roster of leading broadcast and operator companies.

•	Launched new product – In October, Envivio announced the latest version of its network media processor, Envivio HaloTM 4. Halo supports a range of video platforms including all Apple devices, such as the most recently launched iPhones and iOS tablets.

•	Awards and accolades – Envivio’s technologies and services were nominated for a number of awards. Envivio was also named in Streaming Media’s “100 in Online Video,” while TechNavio Research named Envivio as a “Key Vendor for Global Video Services” in the connected TV market. This group of notable vendors also included Comcast, DIRECTV, Hulu and Netflix.

•	Partnered with Huawei for 4K integration – In September, Huawei announced successful completion of end-to-end integration and verification for 4K videos on its IP Video Solution 2.0. Envivio participated in the launch with the integration of Huawei’s technology with Envivio’s Muse and 4Caster solutions.

Envivio recently reached an agreement in principle to settle the stockholder class action lawsuit originally filed in October 2012. The settlement remains subject to negotiation and execution of a definitive settlement agreement and court approval. The agreement, in principle, calls for Envivio to contribute approximately $1.0 million toward the settlement; the rest will be covered by Envivio’s D&O insurance. The $1.0 million contribution amount is included in GAAP operating expenses as a one-time charge for the third quarter.

Conference Call Information

Envivio will host a conference call and live audio webcast for analysts and investors at 5:00 p.m. EST on December 1, 2014. The news release with the financial results will be accessible from the Company’s website prior to the conference call.

•	Parties in the United States and Canada can access the call by dialing 1-877-407-4018.

•	International parties can access the call by dialing 1-201-689-8471.

•	When dialing into the call, ask for the Envivio Third Quarter FY 2015 Financial Results.

The audio webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com. A replay of the conference call will be available beginning at 8 p.m. EST December 1, 2014 through June 1, 2015 until 11:59 p.m. EST. To access the replay, parties in the United States and Canada should call 1-877-870-5176 and enter PIN 13595352. International parties should call 1-858-384-5517 and enter PIN 13595352.

Non-GAAP Financial Measurements

This news release dated December 1, 2014 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation and the estimated settlement costs of the Company’s stockholder class action lawsuit. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense and the one-time settlement expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the continued positive reception of Envivio’s product offerings by its customers, the potential for Envivio’s design wins to lay a foundation for future growth, the actions that Envivio is taking to reduce its operating expenses and the effectiveness of those actions, Envivio maintaining its innovation in the video processing market, and statements related to the settlement in principle of the stockholder class action lawsuit. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the third quarter of fiscal year 2015 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the inability to convert bookings into revenue at all or in a timely basis within a quarterly period, Envivio’s ability to successfully negotiate and enter into a definitive settlement agreement of the stockholder class action and court approval of that settlement, the failure of Envivio’s target markets to develop as anticipated, the actions taken by Envivio to reduce operating expenses are not effective, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (NASDAQ:ENVI) is a global market leader and innovator of video software solutions that are trusted by video service providers and content companies worldwide to power stunning video quality and captivating, personalized experiences to their millions of viewers on any device, over any network.

Leveraging its pioneering and technically superior virtualized video delivery solutions, Envivio enables video operators of any size to increase revenues and reduce costs while uniquely providing the best-in-class quality, reliability, efficiency, and scalability to support the new age of video anywhere.

Envivio is headquartered in South San Francisco, California with offices worldwide in France, China, Singapore and Japan. Visit www.envivio.com for more information, or connect with us on LinkedIn.

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	October 31, 2014	January 31, 2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$37,896	$47,873
Accounts receivable, net of allowance for doubtful accounts	8,884	10,766
Inventory	293	75
Prepaid expenses and other current assets	3,236	4,257
Deferred inventory costs	162	177

Total current assets	50,471	63,148

Property and equipment, net	4,079	3,924
Other non-current assets	189	207

Total assets	$54,739	$67,279

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,822	$5,772
Accrued compensation	4,354	5,308
Accrued liabilities	3,127	1,682
Deferred revenue, current	4,643	6,198

Total current liabilities	18,946	18,960

Deferred revenue, net of current portion	517	541
Other non-current liabilities	1,444	1,404
Deferred rent	536	698

Total liabilities	21,443	21,603

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	156,301	154,562
Accumulated other comprehensive loss	(1,035)	(960)
Accumulated deficit	(121,998)	(107,954)

Total stockholders’ equity	33,296	45,676

Total liabilities and stockholders’ equity	$54,739	$67,279

See notes to condensed consolidated financial statements.

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	(in thousands, except for per share amounts)
	October 31, 2014	July 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013
Revenue:
Product	$5,961	$8,852	$9,384	$20,924	$24,434
Professional services and support	2,999	2,600	2,323	7,902	6,282

Total revenue	8,960	11,452	11,707	28,826	30,716

Cost of revenue:
Product	2,553	4,077	3,524	8,681	8,885
Professional services and support	666	704	555	2,014	1,579

Total cost of revenue	3,219	4,781	4,079	10,695	10,464

Gross profit	5,741	6,671	7,628	18,131	20,252

Operating expenses:
Research and development	2,173	2,257	2,491	6,931	6,897
Sales and marketing	5,047	5,374	5,014	15,488	14,955
General and administrative	3,816	2,989	2,939	9,485	8,434

Total operating expenses	11,036	10,620	10,444	31,904	30,286

Loss from operations	(5,295)	(3,949)	(2,816)	(13,773)	(10,034)
Interest income (expense), net	(3)	1	7	1	39
Other income (expense), net	23	(55)	9	(65)	24

Loss before provision for income taxes	(5,275)	(4,003)	(2,800)	(13,837)	(9,971)
Income tax provision	154	82	129	207	176

Net loss	$(5,429)	$(4,085)	$(2,929)	$(14,044)	$(10,147)

Net loss per share of common stock, basic and diluted	$(0.20)	$(0.15)	$(0.11)	$(0.51)	$(0.37)

Shares used in computing net loss per share of common stock, basic and diluted	27,712,288	27,496,793	27,116,388	27,454,013	27,096,605

See notes to condensed consolidated financial statements.

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	(in thousands except for share data)
	October 31, 2014	July 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013
GAAP gross margin	$5,741	$6,671	$7,628	$18,131	$20,252
Stock-based compensation	7	7	1	22	3

Non-GAAP gross margin	5,748	6,678	7,629	18,153	20,255

GAAP operating expenses	11,036	10,620	10,444	31,904	30,286
Stock-based compensation	(325)	(617)	(630)	(1,548)	(1,695)
Litigation settlement expense	(1,000)	—	—	(1,000)	—

Non-GAAP operating expenses	9,711	10,003	9,814	29,356	28,591

GAAP operating loss	(5,295)	(3,949)	(2,816)	(13,773)	(10,034)
Stock-based compensation	332	624	631	1,570	1,698
Litigation settlement expense	1,000	—	—	1,000	—

Non-GAAP operating loss	(3,963)	(3,325)	(2,185)	(11,203)	(8,336)

GAAP net loss	(5,429)	(4,085)	(2,929)	(14,044)	(10,147)
Stock-based compensation	332	624	631	1,570	1,698
Litigation settlement expense	1,000	—	—	1,000	—

Non-GAAP net loss	$(4,097)	$(3,461)	$(2,298)	$(11,474)	$(8,449)

GAAP net loss per share of common stock, basic and diluted	$(0.20)	$(0.15)	$(0.11)	$(0.51)	$(0.37)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.15)	$(0.13)	$(0.08)	$(0.42)	$(0.31)
Shares used in computing net loss per share of common stock, basic and diluted	27,712,288	27,496,793	27,116,388	27,454,013	27,096,605

CONTACT:

Envivio

Judith Coley

Vice President, Corporate & Investor Communications

pr@envivio.com

+1.650.243.2700

NMN Advisors

Investor Relations

Jae Lim

ir@envivio.com

+1.510.662.1407